UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

LegalZoom.com, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Brand Boulevard, 11th Floor Glendale, California		91203
(Address of Principal Executive Offices)		(Zip Code)

(323) 962-8600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, par value $0.001 per share	LZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2021, the Board of Directors (the “Board”) of LegalZoom.com, Inc. (the “Company”) increased the size of the Board from nine to ten members and appointed Elizabeth (Liz) Hamren as a member of the Board, to serve as a Class III director, until the Company’s 2024 annual meeting of stockholders and until her successor is duly elected and qualified. The Board has determined that Ms. Hamren is an independent director under the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”). There are no arrangements or understandings between Ms. Hamren and any other person pursuant to which she was selected as a member of the Board. In addition, there are no transactions in which Ms. Hamren has an interest, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As an “eligible director” as defined in the Company’s Eligible Director Compensation Policy (the “Director Compensation Policy”), Ms. Hamren will receive a cash retainer of $35,000 per year, payable in four equal quarterly installments for her service on the Board. The annual retainer is pro-rated for partial years of service. Prior to the start of each fiscal year, Ms. Hamren may elect to receive 100% of her annual cash compensation for the next fiscal year as a restricted stock unit award under the Company’s 2021 Equity Incentive Plan (or any successor equity plan) (the “2021 Plan”) for the number of shares equal to her projected annual cash compensation for such fiscal year divided by the average closing price of the Company’s common stock, as reported on Nasdaq, over the 30 calendar day period ending five calendar days before the grant date (the “Share Price”).

Also in accordance with the Director Compensation Policy, on August 2, 2021, Ms. Hamren was granted a restricted stock unit award under the 2021 Plan for the number of shares of the Company’s common stock, equal to $200,000 divided by the Share Price, vesting in equal annual installments on the first, second and third anniversary of the grant date, provided she continues to be an eligible director on such vesting date. In addition, on the date of each annual meeting of the Company’s stockholders, Ms. Hamren will be granted a restricted stock unit award for the number of shares of the Company’s common stock, equal to $200,000 divided by the Share Price, vesting on the earlier to occur of (a) the Company’s next annual meeting of stockholders and (b) the first anniversary of the grant date, provided she continues to be an eligible director on such vesting date. In accordance with the Director Compensation Policy, all of Ms. Hamren’s unvested equity awards at a time of a change of control shall vest immediately prior to the consummation of such change of control.

Ms. Hamren will enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.4 to the Company’s Form S-1, as amended (File No. 333-256803) (the “Registration Statement”). The Director Compensation Policy is filed as Exhibit 10.13 to the Company’s Registration Statement.

Item 7.01	Regulation FD Disclosure.

On August 3, 2021, the Company issued a press release announcing Ms. Hamren’s appointment as a director of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of LegalZoom.com, Inc. dated August 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LegalZoom.com, Inc.

Dated: August 3, 2021	By:	/s/ Dan Wernikoff
Dan Wernikoff
Chief Executive Officer